Exhibit 99.2

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EDITED TRANSCRIPT

IDEX.OQ - Q4 2020 Ideanomics Inc Earnings Call

EVENT DATE/TIME: MARCH 31, 2021 / 8:30PM GMT

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C O R P O R A T E  P A R T I C I P A N T S

Alfred P. Poor Ideanomics, Inc. - CEO & Interim-Chairman

Conor John McCarthy Ideanomics, Inc. - CFO & Principal Accounting Officer

Tony Sklar Ideanomics, Inc. - Senior VP of Communications & Head of IR

C O N F E R E N C E C  A L L  P A R T I C I P A N T S

Craig Edward Irwin ROTH Capital Partners, LLC, Research Division - MD & Senior Research Analyst

P R E S E N T A T I O N

Operator

Greetings, and welcome to the Ideanomics Fourth Quarter Fiscal 2020 Earnings Conference Call. (Operator Instructions) As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Tony Sklar, Vice President of Communications and Head of Investor Relations. Thank you, sir. You may

begin.

Tony Sklar - Ideanomics, Inc. - Senior VP of Communications & Head of IR

Thank you so much, Victor, and welcome, everybody, to the Ideanomics Fourth Quarter 2020 Earnings Conference Call. Joining me today, I am pleased to have Mr. Alfred Poor, Chief Executive Officer; and Mr. Conor McCarthy, our Chief Financial Officer.

A webcast of today's call will be archived available in our Events & Presentations section of our corporate website for a minimum of 30 days. As a reminder, this conference is being recorded.

During the call, we will make forward-looking statements such as dialogue regarding our revenue expectations or forecast for the quarters and full fiscal year 2021 and 2022 related to our business. These statements are based on our current expectations and information available as of today and are subject to a variety of risks, uncertainties and assumptions. Actual results may differ materially as a result of various risk factors that have been described in our periodic filings with the SEC.

As a result, we caution you against placing undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information or future events except as required by law. In addition, other risks are more fully described in our Ideanomics public filings with the U.S. Securities and Exchange Commission and can be reviewed at www.sec.gov.

Today, March 31, 2021, the company filed its 10-K with the SEC and afterwards issued a press release announcing its fiscal -- its financial results, so participants on this call, who may not have already done so, may wish to look at those documents as we provide a summary of those results on this call.

The format for today's call will be as follows: Mr. Alfred Poor, our CEO, will speak to the company's activities and developments for the fourth quarter and full year 2020 as well as provide an overview and business strategy for 2021 and beyond. Mr. Conor McCarthy, our CFO, will speak to the company's operating and financial results for the fourth quarter and the year-end 2020.

It is now my pleasure to hand the conversation over to Mr. Alfred Poor, Ideanomics' CEO.

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Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

Thank you, Tony, and thank you to everyone joining our call today. I'm going to begin by talking about 2020 and follow that with some remarks about our first quarter of this year and our business outlook for 2021 and beyond.

2020 was a challenging year for many companies, and with the global pandemic, the past 12 months or so required us to absorb the adversity and double down on developing the Ideanomics business. I asked a lot of my management team in 2020, and through our collective efforts, we finished the year with the company in a healthy financial condition and with an exciting future ahead.

During 2020, we developed consistent quarterly revenues within our China-based business. We paid down the company's debt, removed the going concern with our auditors and restored our minimum listing requirements with the NASDAQ. We also brought in a significant amount of investment dollars to help fuel both organic growth and provide us with the ability to pursue high value-accretive acquisitions along with the onboarding of additional talent across our operations, these achievements have positioned the company to take advantage of the market opportunities in our business segments.

Reduce travel in 2020 allowed for additional planning and review of the company's performance. And I made a number of changes as we closed out 2020 to reflect the fact that I did not feel our China operations were performing as expected. To help achieve our potential in the China market, we have made several management changes, including a new GM for China in addition to people investments in our sales, business development and supply chain teams.

These changes position us for stronger results from our China operations in 2021. The company remains bullish on the China market, and our presence in China over the last few years has created deep knowledge of the logistics and supply chain requirements for the manufacture of EVs, batteries and related components. This, in turn, enables the outsourcing of high-quality materials and components at competitive prices for the company's operations outside of China.

As part of that review process, I made the decision to expand our focus more globally so that we could diversify our revenue dependency on the Asia market, while also allowing us to position, to participate in the tremendous interest in EV that now exists in North America and Europe as a result of the industry's development in 2020. The decisions taken in 2020 has set Ideanomics up with an exciting future. And so that brings us to our business updates and outlook for 2021.

For those of you tuning in for the first time, we operate 2 business segments: Ideanomics Mobility and Ideanomics Capital. Ideanomics Mobility is driving the adoption of electric vehicles across the EV value chain and is assembling a synergistic ecosystem of subsidiaries and investments across the 3 key pillars of EV enablement, which are vehicles, charging and energy.

Each operating company within Ideanomics Mobility offers its own unique products and services and participates in rounding out Ideanomics S2F2C or Sales to Financing to Charging model. And we have developed centralized supply chain, business development and marketing expertise to help accelerate growth and opportunities across the group.

To follow-up our investments in California-based EV track to make the select track in the second half of 2020, we announced the acquisition of Utah-based wireless charging company, WAVE, in the first quarter of 2021 as well as investments in the high-performance market through hypercar maker, Silk EV, and Italian EV motorcycle maker, Energica.

We've also made progress with our Medici Motor Works brand, as some of you have already seen online today. The buses are the first in the lineup. I want to state very clearly that these buses are being brought in for the purposes of marketing, homologation and demonstration at this time, including demonstration of the WAVE technology.

The buses may vary slightly in design once we have the homologation completed. Buses, in particular, have a very difficult homologation process, so we held back on the original concept designs until we understand if any engineering changes are required as we cannot conduct all aspects of the U.S. homologation process without having the buses here on the ground.

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It is the same with the Treeletrik bikes you've seen online recently. They are here for marketing, homologation and demonstration purposes only at this time. Once the homologation is finalized, we will begin preorders and importing the stock for sale. Trucks and specialty vehicles will follow within the global Medici offering.

Whether it's homegrown businesses like Medici or companies we bring into the family such as WAVE, we are very excited to have a range of quality, high-growth EV companies in the Ideanomics Mobility family. And we look to continue, and we will look to continue for high-quality accretive acquisitions and investments where we see value for our shareholders.

The combination of these products and services within our subsidiaries and investments, coupled with Ideanomics Mobility shared services, will provide the company with the opportunity to bring to market unique business solutions intended to drive commercial fleet electrification, such as charging as a service and vehicle as a service. We believe these types of services will be key differentiators for the company going forward as they offer fleet operators an opportunity to benefit from an OpEx-driven model, which lowers the barrier to entry for the adoption of 0 emissions fleets.

With Bloomberg NEF estimating global commercial EV sales will reach 1.2 million units in 2023 and with the global EV charging infrastructure market expected to grow more than 30% per year from 2021 to 2028, we are excited about our prospects and are pleased we decided to participate in multiple aspects of the EV market. We also see important signals in the market, which are supporting those growth estimates. The current U.S. administration announced that they support for EV infrastructure with a goal to achieve 100% clean energy economy, and indeed, states such as California along with several European countries have accelerated time lines to phase out vehicles powered by fossil fuels.

Likewise, GM, Ford, VW and other traditional big auto have announced significant investments in EV, with several looking to phase out internal combustion vehicles entirely. With the products, services and capital to execute on our vision, management believes that Ideanomics is well positioned to benefit from the anticipated growth in the EV market.

Our Ideanomics Capital business segment also provides us with compelling growth opportunities. Just as we did in the Mobility segment, the first quarter of 2021 saw us complete the acquisition of Timios, which has continued its growth trajectory since joining the Ideanomics family, and we are excited to consolidate their revenues and free cash flow in our Q1 earnings.

We also completed a follow-on investment in London and Reykjavík-based TM2, which soft launched its technology metals trading platform a couple of weeks ago, and we are seeing renewed interest in our DBOT ATS since the fourth quarter of 2020. That has resulted in a number of interesting conversations that will help bring that back into focus in 2021 in addition to our receiving an additional CMA approval from FINRA in the area of crowd funding.

I'll finish my remarks by saying Ideanomics is developing rapidly quarter-over-quarter. And you have joined us today at an exciting time for the business. In which we have the financial and human capital to confidently pursue our business objectives for 2021 and beyond.

I want to thank you all for joining us today. I'll now hand over to our CFO, Conor McCarthy, to review our financial performance for Q4 and fiscal

2020.

Conor John McCarthy - Ideanomics, Inc. - CFO & Principal Accounting Officer

Thank you, Alf. 2020 was the year when our pivot to commercial EV started -- have started in 2019, gained real traction both in revenues generated and the building out of the foundations of our global EV business.

The highlights for the year are $166 million of cash at year-end and $330 million today, providing a deep pool of capital for investment in our EV business; sequential quarterly growth in our revenues during 2020; first -- the first sales of our charging and battery systems, a key element of our S2F2C model, Sales to Financing to Charging.

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I will now discuss the financial performance in greater detail. Revenue for the year was $26.8 million, sequential quarter-over-quarter growth, demonstrating the increasing strength of Ideanomics business. EV revenue in 2020 was $19.5 million versus $2.7 million in 2019, an increase of $16.8 million or more than 600%. The 2020 revenues included our first sales of charging and battery systems, a part of the EV ecosystem that is very important to Ideanomics S2F2C model. We expect revenues from charging system to grow as WAVE, our inductive charging business acquired in January 2021, is included in our financial results starting this quarter.

Revenues for the full year 2019 were $44.6 million. However, $40.7 million was generated from the digital asset management services contract that produced no revenues in 2020, and this contract is not expected to produce revenues for the foreseeable future.

Our gross profit for 2020 was $2.1 million, which represented a gross margin of 7.7%. Gross profit for 2019 was $43.1 million, principally from the sale of digital asset management services, which had a gross margin of almost 100%.

Turning to our operating expense. Operating expense for 2020 was $88.9 million as compared to $111.7 million in 2019, a reduction of $22.8 million. The 2020 operating expense included noncash expenses of $42.6 million for impairments versus $73.4 million in 2019. The impairment charges reflect actions taken to improve the long-term value of the business. Professional fees in 2020 were $12.5 million, which reflects the costs associated with our Investor Relations program, responding to regulatory inquiries, class action lawsuits and generally heightened corporate activity in fundraising and M&A.

We recorded a gain of $5.5 million to reflect a remeasurement of the earnout contained in the Tree Technologies acquisition agreement. This was partially offset by a loss on true-up shares paid as part of the DBOT acquisition. We remain highly confident about the long-term potential of Tree Technologies. However, delays in delivery on the business plan are projected to reduce the earnout payments.

The loss from operations was $86.9 million as compared to $68.6 million in the prior period. The increased operating loss is almost entirely due to the lower gross profit as the very high margins achieved from the digital asset management service contract in 2019 were not repeated in 2020.

Interest expense for the period was $16 million, which is principally noncash and represents the expense when U.S. GAAP accounting guidance is applied to the ratchet provisions in the company's convertible debt. All of this debt was repaid at year -- are converted prior to the year-end. We recorded a noncash impairment charge for the loss in our equity method investments of $16.7 million. We recorded a gain of $6.6 million in other income, principally from the successful negotiations to terminate the lease of the company's head office building in New York City.

To conclude, 2020 was a year of achievement, which provides a firm launching pad for growth in 2021. Cash of $106 million at year-end and 30 -- $330 million today, recording a quite sequential quarter-over-quarter growth, a strong balance sheet with large resources to support both organic growth and an active M&A growth. In summary, Ideanomics is very well positioned to take advantage of the great opportunities in the EV sector.

That concludes my remarks. I'll hand it back to Tony.

Tony Sklar - Ideanomics, Inc. - Senior VP of Communications & Head of IR

Thank you very much, Conor, and this concludes management's prepared remarks. So now we're going to turn the discussion to everybody's favorite time, our Q&A. So Victor, the moderator, if you could possibly just give a bit of instructions?

Q U E S T I O N S  A N D  A N S W E R S

Operator

(Operator Instructions) Our first question comes from [Robert Kaffer], a private investor.

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Unidentified Participant

Yes, when is the time frame of when the Delaware Board of Trade might be operational?

Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

Thank you for the question there. The Delaware Board of Trade's a very valuable asset to us. We've recently applied for some more licenses, CMA approvals, as I mentioned in the prepared remarks. There's a lot of very interesting conversations going on with DBOT that we hope to be able to speak to in the next quarter or so.

We'll obviously bring updates to the market on that as soon as we can. But suffice to say there's a lot of interest back in the -- in that particular sector that we originally bought the asset for. And there's ongoing conversations that I can't speak to any further at this time, but watch this space.

Operator

(Operator Instructions) Our next question comes from Craig Irwin with ROTH Capital Partners.

Craig Edward Irwin - ROTH Capital Partners, LLC, Research Division - MD & Senior Research Analyst

So I wanted to ask a little bit about the cross-portfolio synergies, particularly in Ideanomics Mobility. Can you maybe frame out for us how this business strategy is leveraging the assets in the different businesses that you've added into the portfolio? How does this accelerate time to market or maybe make it easier for business development of these different entities?

Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

Thank you, Craig. Thanks for the question. So I'll give you a very good example. Right now, we have significant orders in hand about Treeletrik subsidiary in Malaysia. We received a purchase or a very large purchase order from an Indonesian bike distributor, which will require us to begin servicing the first order of about 10,000 units from -- with supply chain, maybe like Q2, but more likely from July onwards of this year. That's obviously an enormous order, and it will be the largest order Treeletrik have received to date. Probably one of the largest EV bike orders, I believe, there's probably been globally to date.

So if you take a look at our Energica motorcycle investment, that's a company with battery and charging technology. The Treeletrik bikes are battery-agnostic. So they come with batteries and charging equipment from different manufacturers based on different markets we sell them in. So we placed that investment into Energica as part of a series of conversations we had with them regarding their ability to help us secure the supply chain for battery and charging equipment for Treeletrik.

So I think you can see quickly there, when you're going to do that level of business for a company like Energica, why we would want to obviously begin a conversation with them around making the investment in their company as well. So that's probably a really good example of something that shows the synergies across the platform. And Treeletrik is one of our -- is going to be one of our real revenue drivers in the second half of this year.

Craig Edward Irwin - ROTH Capital Partners, LLC, Research Division - MD & Senior Research Analyst

Excellent. So just a follow-up there, are we talking about a vehicle similar to the -- what is it, the T-70? Or is this more like the T-Express, the Treeletrik makes?

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Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

The purchase order was very large because they were distributor, but it really breaks down into individual orders. That's why we haven't announced it yet. So the first order that's coming from Indonesia is for 10,000 units of the T-70. So T-70, there's -- a distributor will take about 10% of the revenues out of that as part of the program, but our T-70 unit sells for a little under $1,500 a unit, somewhere in the $1,300 range at that kind of scale.

But what's really interesting about that order, in particular, is what it will allow us to do, which will help us streamline the supply chain and improve our margins is, if we're going to be making that number of units for the Indonesian market, which is the world's largest motorcycle market, we'll be setting up an assembly operation in Indonesia. So because the last thing we want to do is get our component manufacturers to send everything into Malaysia, we then assemble the bikes, put them up, send them out.

The combination of the different components then go out as a finished product through customers again, and that obviously delays the supply chain. So I think the interesting part of that particular deal is it will rapidly see us expand in the ASEAN region as well.

Craig Edward Irwin - ROTH Capital Partners, LLC, Research Division - MD & Senior Research Analyst

That's very exciting. 10,000 bikes, $13 million, $14 million as a starter, did I get that right?

Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

Yes, absolutely. And that's a small part of the distribution contract. We signed an original kind of framework agreement with the distributor back in January 2020. But because of COVID and a lot of other things, people have probably forgotten about it. But the distributor intention to distribute somewhere between 1 million and 1.5 million of their bikes into the Indonesia market in the next few years. So Indonesia is the world's largest 2-wheeler motorcycle. So there's about 105 million motorcycles and mopeds currently in the market there. So putting 1 million, 1.5 million of our Treeletrik bikes, it sounds like a lot of unit orders, but it's actually only 1%, 1.5% of the market share.

Craig Edward Irwin - ROTH Capital Partners, LLC, Research Division - MD & Senior Research Analyst

Excellent. And can you just clarify for us, does the buyer have financing ready to accommodate the sales and delivery into the market?

Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

Yes. So the buyer itself is getting support from the state banks there. That's why the size of the purchase order will be broken up into large tranches. So they've secured the initial financing for the first 10,000, and then we expect to get add-on orders thereafter throughout the next couple of years.

Craig Edward Irwin - ROTH Capital Partners, LLC, Research Division - MD & Senior Research Analyst

Wow, I like that. I should move on to more -- I guess development is closer to home. So your Medici center, I believe, will -- the center of excellence will be here in New Jersey. Is that correct?

And can you maybe talk about the buses where you're taking delivery? Will these be giving demonstrations on-site? Do you expect to get permission to bring them to customer locations to demonstrate the capabilities of the bus? What can we expect as far as a press rollout or a potential customer education program over the next number of months?

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Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

Yes. So for those of you that don't know who are on the call, it's a really interesting question. New Jersey is one of the main kind of terminus hubs in the country because of the size of the New York market. Many freight operators bring their big rigs, their semi-trucks into New Jersey, and they terminate before they get to New York and they get broken down into warehousing and then shipped out through larger-sized bands and trucks for delivery all through the Tri-state area. So it makes New Jersey one of the most important markets in the country.

So Ideanomics is taking occupancy of a building from about a May timeline. We're just finalizing the lease now. That will be our Ideanomics Mobility education and advocacy center, and those buses are part of that effort. We'll be showcasing all of our vehicle lineups within that center and commercial fleet operators will be able to come there and see all the tech that's available. And we'll be doing classrooms out of that particular premises workshops.

So commercial fleet operators can come in a nonthreatening, nonshowroom type setting, learn about EV, learn about charging equipment, drive the bus on our private lot. We've got a large parking space at the back that WAVE technology will be deployed into as well as other cable-based charging, so we can show people the difference between the different types of apparatus. So the commercial fleet operators can come and learn because one of the big things we learned the last few years in China is there's a lack of education for commercial fleet operators. Everybody is selling their vertical product, and nobody is really teaching the market about what you need to do to enable the EV at scale.

So we'll be covering within that advocacy center, everything from rebates and incentives to charging products to all different types of electric vehicles that'll be able to come on site, enjoy the classroom setting in a large kind of warehouse, commercial-type of setting, which is more appropriate for the commercial EV fleet operator. He's not a showroom kind of guy. And we're looking -- we've got several local groups and local government interested in supporting us with that as well.

Craig Edward Irwin - ROTH Capital Partners, LLC, Research Division - MD & Senior Research Analyst

That's good to hear. So my last question is about WAVE. Recently, I had a dialogue with Macy, the CEO of Antelope Valley, which I guess has a few of the WAVE units installed or, I believe, the largest installation in the country. And he does have the largest number of EV buses of any operator in the country. I think he said 95.

He's talking about customers stopping by nonstop to see demonstration of the WAVE technology, typically a couple of weeks. I know that the contribution of WAVE was sort of mid- to upper single-digit contribution in the millions last year. Can you talk about the pipeline of orders that WAVE is sketching out at this point. What do you think a typical order size could look like? And how should we look at the potential for WAVE now that they're tucked into the Ideanomics Mobility family?

Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

Yes. So that's really interesting. And I can see you've been doing your homework there, Craig. So that's great to see. The Antelope Valley Transit Authority or AVTA, they've been an incredible kind of use case for Mike and the team at WAVE. And they've been very, very kind with their time and their expertise and showing other transit authorities and fleet operators just exactly the benefits of implementing a service like WAVE.

And one of the things that we're working on with Mike -- well, there's a couple of things. First, one of the things we're working on with Mike is his revenues are lumpy, not because of the way that the sales cycles work, but because there's a few different elements of what has to go into getting it deployed. And a big part of it is local permit for the work to do the ground installation with the local authority and also a permit with the local utility because these are high-power installations as well.

So he can get lumps of revenue 1 quarter and then a void of revenue for another quarter. So what we're looking to do is introduce charging as a service for him so that we can much faster service the level of inquiries that he has within his pipeline. And by doing charging as a service, we'll integrate the energy in the deregulated market, of course. And that will be a nice little extra piece of revenue, but the idea here is to smooth out that revenue for him and change his business model to a recurring revenue model that's much more predictable.

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And the benefit of selling the charging as a service is there's no CapEx cost upfront to be to the transit authority or the fleet operator. And so they're much more prepared to take the order faster and also prepared to commit to a much longer time as we amortize the cost a bit for them. So a number of benefits there.

But there's also been tremendous reception in China since our acquisition of WAVE. Larry, who's our new GM over there, has been posting a number of meetings with ports, airports and also talking to PetroChina about our gas station conversion project and bringing WAVE into that. So we're now providing all of the safety specifications and things you need to do to get the Ministry of Transport in China to sign off on that. It looks like China will be a promising market for WAVE as well as the domestic sales here, which, I think, Biden's speech today was very much in favor of technologies like WAVE. So I think we're going to have a vibrant business on our hands for the next few years.

Operator

(Operator Instructions)

Tony Sklar - Ideanomics, Inc. - Senior VP of Communications & Head of IR

Actually, Operator, Victor, I just want to mention that I haven't -- we've been receiving some questions in -- on the inbox because I think we've got some participants who are listening through web and may not have an opportunity. So I'd like to have the opportunity, Alfred, if it's okay, to read off a particular question that just came in from [Brett], a long-time shareholder, for sure. And he asked, compared to the plug-in EV charges, how does the WAVE technology compare in terms of time required to achieve the same charge for a vehicle like a car or a bus? And thank you, Brett .

Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

Yes. Actually, it's a very good question for WAVE. So the WAVE technology inductive charging, it's a lot less cumbersome than the plug-in charging. I drive an EV. Many of the folks on here know because I've spoken about it quite a few times. For me to go in and start-up my level 2 charger at home and open up the app and plug the car in, there's a good couple of minutes go by before the charging activity actually engages.

With WAVE, as soon as they align over the charging pad sort of fitted to the bottom of the vehicle, aligned with the WAVE system on the road or in depot or wherever it may be deployed, charging starts in about 3 seconds. There's none of this plug-in, in the cable and authentication in any of those things that are a bit cumbersome on the cable-based charging side. So if you're looking for smart charging solutions and if you're looking for fast charging solutions, WAVE is certainly more capable than any of the current cable-based or catenary overhead systems that we've seen so far.

And Tony, as you know, I speak about this a lot. In a future where autonomous vehicles are going to be more and more prevalent, and we're already starting to see that in China, particularly in the taxi sector and the local delivery sector. There's nobody to plug-in a car when you don't have a driver. So it's -- I expect cable-based charging as the cable -- as the charging and battery technology develop further, I expect that to be used primarily in the residential market, and we'll see more solutions like WAVE in the commercial market.

Tony Sklar - Ideanomics, Inc. - Senior VP of Communications & Head of IR

Thank you. Victor, we can move to the next queue question.

Operator

Our next question comes from [David], a private investor.

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Unidentified Participant

Yes. Good day. Thank you for providing the report. I think you guys have done an excellent job. My question is mergers and acquisitions. You guys acquired a lot of great companies, both in the EV and as well as fintech sector. You never mentioned anything about Timios, but I know that was a really good acquisition for the company. And I don't necessarily want to focus on that.

But with regards to one that kind of went through just as a filing, is that Silk -- was the Silk luxury car that came through. Are you guys going to be planning to do more investments in the EV sector coming into 2021? And as well as -- and new acquisitions, is that also on the plan? You've raised a lot of money. And is this all going to be put towards growing the company? Or is it going to be more used for the internal operations?

Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

The -- it's a really interesting question. There'll be a balance of the use of cash on hand between growing organically, the businesses that are already in the family and also us looking for some high-quality accretive acquisitions. When you have an industry where technology is moving so fast, acquisitions will always be interesting as you see different technologies come to the forefront.

But you specifically mentioned Silk EV, and I'm going to tell you why both them and Energica rather than the alignment with the Treeletrik business I spoke about in one of the earlier questions are interesting to us. And I mentioned this in an investor panel I was on last week. The performance market typically innovates the technologies that become boarded down and enter into the passenger car and commercial vehicle market later on.

And the good example I gave was a few decades ago, early '80 s, all the engines started moving to fuel injection systems, which were much more economical use of the energy and much more efficient for the engine than the previous carburetor-based technologies. So you're going to see that, that came out of the performance sector, fuel injection.

And in the same way -- in many ways, EV's interesting because the tech is getting better, but the innovation is really old tech in EV right now. Packing the battery fuel cells together and the charging hasn't really developed much in the last few years. And the performance sector is where you're going to see those improvements come because those vehicles need to push the limits of the battery cells and also the charging capabilities as well because a performance car will run a battery down much faster. So therefore, it will need to refuel -- recharge much quicker.

So that's the basis for that. We've got a seat at the table with some of the world's best people in the performance sector, the Silk EV, and that gives us an opportunity to monitor innovation directly.

Unidentified Participant

Yes. And the other question and briefly connects to the motorbikes. Energica was announced in this year, not last year, but this year, a fantastic partnership there. Any plans to bring the Italian high end motorcycles into North America? Or is that not anymore?

Alfred P. Poor - Ideanomics, Inc. - CEO & Interim-Chairman

Actually, it's going to be slightly us leveraging them. Energica is already there. Motorcycles are already available here. They have an owned and operated showroom on the East Coast and another on the West Coast in California. And they have a number of distributors throughout the country. So you can actually buy the Energica motorbikes in North America today.

What we'll be doing for the Treeletrik is leveraging their distributor network and their owned and operated sites as well to help us get the Treeletrik bikes in. So there's an additional thing there, but they are available today, and they'll be showcased in the MotoE very shortly that's coming up, which is the Grand Prix for the bikes.

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Unidentified Participant

I see. Excellent. Well, I'm going to congratulate you gentlemen for excellent work. I think you've done a very good job moving forward, and we look forward to 2021.

Operator

There are no further questions at this time. I'd like to turn the floor back over to Tony for any closing remarks.

Tony Sklar - Ideanomics, Inc. - Senior VP of Communications & Head of IR

Great. Thank you very much, everybody. And that is all the time that we do have for today. But we -- this will conclude the Ideanomics Q4 and full year 2020 earnings investment conference call.

We encourage our community to continue to reach out with us with their individual questions. We'll get those answered for you. You can send those into ir@ideanomics.com. We also want to make sure that you are aware that Ideanomics will be participating in the BNE Forum this upcoming April as well as multiple events for our upcoming Earth Day.

We'd like to thank all of our listeners, shareholders and analysts and others who have taken the time to listen to our earnings call for today. We urge you all read through to our latest SEC filings for any information that you need. This call will be available on our website in the Investors section, we'd like -- if you'd like to find the link there. To be alerted to our news, events and other information in a timely manner

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sign up for our newsletter and explore our website at www.ideanomics.com. Thank you, everyone, for participating and listening on the call today.

Operator

Ladies and gentlemen, this concludes today's webcast. You may now disconnect your lines at this time. Thank you for your participation, and have a great day.

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